EXHIBIT 99(a)(1)(C)

Return to: Corporate Capital Trust, Inc. 430 W. 7th Street, Ste. 219001 Kansas City, MO 64105-1407	Client Services: Toll-Free (866) 650-0650 Fax (877) 694-1116

NOTICE OF WITHDRAWAL OF TENDERED OF SHARES

Offer to Purchase Dated October 13, 2015

Information

IF YOU SUBMITTED A LETTER OF TRANSMITTAL PURSUANT TO THE OFFER TO PURCHASE DATED OCTOBER 13, 2015 (THE “OFFER”), AND NO LONGER WISH TO SELL YOUR SHARES, YOU MAY WITHDRAW ANY NUMBER OF THE SHARES THAT YOU PREVIOUSLY TENDERED. TO WITHDRAW TENDERED SHARES, COMPLETE AND TIMELY RETURN THIS NOTICE OF WITHDRAWAL OF TENDERED SHARES (THIS “WITHDRAWAL NOTICE”).

THIS WITHDRAWAL NOTICE WILL CANCEL YOUR TENDER OF SHARES

DO NOT COMPLETE AND RETURN THIS WITHDRAWAL NOTICE IF YOU WANT TO

SELL YOUR SHARES OF CORPORATE CAPITAL TRUST, INC. IN THE OFFER.

THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE ON NOVEMBER 25, 2015; AND THIS WITHDRAWAL NOTICE MUST BE RECEIVED BY CORPORATE CAPITAL TRUST, INC. BEFORE 5:00 P.M., CENTRAL TIME, NOVEMBER 25, 2015 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED. COMPLETE AND RETURN THIS WITHDRAWAL NOTICE, BY HAND DELIVERY, MAIL OR FACSIMILE, TO:

Corporate Capital Trust, Inc.

430 W. 7th Street, Suite 219001

Kansas City, Missouri 64105-1407

Phone (866) 650-0650

Fax (877) 694-1116

One	Investor Information

Print registration name(s) exactly as it appears on your account.	Name of Investor/Trustee		Social Security or Tax ID Number

	Name of Co-Investor/Trustee (if applicable)		Social Security or Tax ID Number

Street Address
	City	State	Zip Code

Two	Withdrawal of Tendered Shares

The undersigned hereby withdraws the tender of its Shares to Corporate Capital Trust, Inc. (the “Company”) for purchase by the Company, which was submitted by the undersigned in a Letter of Transmittal dated                  , 2015.

This tender was in the amount of: ☐ All Shares as of the Expiration Date, or ☐ Number of Shares
Three	Authorized Signatures

The undersigned recognizes that upon the timely receipt of this Withdrawal Notice, properly executed, Shares previously tendered in the Offer will not be purchased by the Company. YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED BY THE COMPANY AT THE ADDRESS ABOVE.

Sign exactly as your account is registered.	Signature of Investor/Trustee		Date
	Co-Investor/Trustee		Date